UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 15, 2017

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

300 Vesey Street

New York, NY 10282

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2017, Virtu Financial, Inc. (the “Company”) entered into a new employment agreement with Doulas A. Cifu (the “Employment Agreement”), which amends and supersedes the terms of Mr. Cifu’s prior employment agreement dated April 14, 2015, pursuant to which Mr. Cifu will continue to serve as our Chief Executive Officer and report to the Company’s board of directors (the “Board”).  Mr. Cifu’s duties, responsibilities and permitted activities are substantially identical to his original employment agreement.

The Employment Agreement has an initial term of five years ending on November 15, 2022, with automatic renewals for successive one-year terms thereafter unless either the Company or Mr. Cifu provides notice of non-renewal at least ninety days in advance of the expiration of the then-current term. However, if a change in control of the Company occurs at a time when there are less than two years remaining in the term, the term will automatically be extended so that the expiration date is two years from the effective date of the change in control.

Under the Employment Agreement Mr. Cifu’s base salary remains at $1,000,000 and, beginning with calendar year 2018, Mr. Cifu is eligible to earn an annual bonus with a target bonus opportunity equal to $2,500,000 and a maximum bonus opportunity equal to $5,000,000.   Eighty percent (80%) of the annual bonus will be based on the achievement of quantitative targets comprised of specific components of the Company’s annual budget and 20% of the annual bonus will be based on the achievement of qualitative goals. To the extent earned, 50% of the annual bonus will be paid in cash, 30% of the annual bonus will be paid in the form of restricted shares of Class A common stock of the Company (“Stock”) that vest in three equal annual installments and the remaining 20% will be paid in the form of fully-vested Stock.  For calendar year 2017, Mr. Cifu may earn a discretionary annual bonus based on such business objectives and/or business performance as determined by the Board or the compensation committee of the Board in their or its sole discretion.

The Employment Agreement provides that, commencing with calendar year 2018, Mr. Cifu will be eligible to receive an equity award at the beginning of each calendar year during the term (an “Annual Equity Grant”).  It is the Board’s current intention that the Annual Equity Award will be in the form of 150,000 restricted shares of Stock that are subject to performance and service conditions.  The number of shares earned under each Annual Equity Grant will be based on the percentage of budgeted EBITDA achieved in the applicable calendar year, with a minimum of 50% of shares earned upon at least 70% achievement and 100% of shares earned upon at least 75% achievement.   To the extent any shares of Stock are earned with respect to an applicable Annual Equity Grant, 50% of such shares will vest on the last day of the calendar year to which such award relates and the remaining 50% will vest on the last day of the subsequent calendar year, subject to Mr. Cifu’s continued employment through each applicable vesting date.

The Employment Agreement further provides that Mr. Cifu is entitled to participate in all of the Company’s benefit plans and programs, and to receive perquisites, commensurate with his position, that are provided by the Company from time to time to senior executives generally, and to receive director and officer indemnification and insurance protection. In addition, during the term, Mr. Cifu will be provided a car and driver consistent with past practice.

Under the Employment Agreement, if Mr.  Cifu’s employment is terminated by the Company without cause, due to death or disability, by Mr. Cifu for good reason, or due to the expiration of the term on the expiration date as a result of the Company’s delivery of a notice of non-renewal of the term (each, a “Qualifying Termination”), then in addition to receiving his accrued amounts, Mr. Cifu will be entitled to, subject to the execution of a release of claims: (1) severance pay in an aggregate amount equal to the greater of (x) one times his base salary and (y) an amount equal to the total amount of base salary that would otherwise have been payable through the remainder of the term (the “Severance Amount”); (2) continued health, dental, vision and life insurance benefits under the terms of our benefit plans for (x) twelve months or (y) the period from termination of employment through the remainder of the term, whichever is longer (the “Benefits Continuation Period”); and following the Benefits Continuation Period, continued participation in the Company’s health, dental, vision and life insurance until the earlier of (i) Mr. Cifu’s independents reaching the age of 26, (ii) Mr. Cifu or his spouse becoming eligible for Medicare, or (iii) Mr. Cifu becoming eligible for comparable coverage under another employer’s benefit plans, subject to Mr. Cifu’s payment of the full cost of such benefits; (3) remain eligible to earn shares of Stock under his then-current Annual Equity Award, and the extent earned, a pro rata portion of such shares shall be deemed vested on the last day of the calendar year to which such award relates (the “Equity Acceleration”); (4) accelerated vesting of any earned but unvested shares of Stock under the Annual Equity Award granted in the year prior to the year of termination; and (5) 150,000 shares of fully-vested Stock.

If a Qualifying Termination occurs at any time within sixty days before, or twenty-four months following, a change in control, then Mr. Cifu is entitled to the payments and benefits described above, however (1) in lieu of the Severance Amount Mr. Cifu will be entitled to receive two and a half times the sum of (x) his base salary and (y) the annual bonus (including any amounts deferred or satisfied through the grant of equity awards) most recently awarded to Mr. Cifu for a completed fiscal year of the Company; (2) the Benefits Continuation Period will be extended to (x) 24 months or (y) the period from termination of employment through the remainder of the term, whichever is longer; and (3) in lieu of the Equity Acceleration, Mr. Cifu will be entitled to a pro rata portion of all of the shares underlying his then-current Annual Equity Award, which shall be deemed vested on the last day of the calendar year to which such award relates.

The Employment Agreement includes an acknowledgment that Mr. Cifu continues to be bound by the confidentiality and restrictive covenant provisions set forth in the Third Amended and Restated Limited Liability Company Agreement of Virtu Financial LLC, which provides for confidentiality and non-disparagement restrictions, as well as, non-compete and non-solicitation restrictions until the third anniversary on which Mr. Cifu ceases to be an officer, director or employee of the Company. The Employment Agreement also provides that the Company will pay as incurred, to the fullest extent permitted by law, all legal fees and expenses that Mr. Cifu incurs as a result of any contest (regardless of the outcome) by the Company, Mr. Cifu or others of the validity or enforceability of, or liability under, any provision of the Employment Agreement or any guarantee of performance of the Employment Agreement that arises in connection with or following a change in control, plus interest on any delayed payment at the applicable federal rate under Section 7872 of the Internal Revenue Code of 1986, as amended.

The description of the Employment Agreement is qualified in its entirety by reference to the full text of the agreement which will be filed with the Company’s Annual Report on Form 10-K for the period ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By:	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: November 17, 2017